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                                                                   Exhibit 10.13

                                 METABOLIX, INC.

        EMPLOYEE NONCOMPETITION, CONFIDENTIALITY AND INVENTIONS AGREEMENT

     The undersigned ______________________________________________ [print name], in consideration and as a condition of my employment and continued employment by Metabolix, Inc. (the "Company"), a Delaware corporation, does hereby agree with the Company as follows:

1. NONCOMPETITION AND NONSOLICITATION. During my employment by the Company and for a period of two (2) years thereafter, I will not directly or indirectly: (i) alone or as a partner, joint venturer, consultant, officer, director, employee, agent, independent contractor or stockholder of any company or business organization, engage in any business activity which is directly or indirectly in competition with the products or services being developed, manufactured, marketed, distributed, planned, sold or otherwise provided by the Company or which is in any way directly or indirectly detrimental to the business of the Company; provided, however, that the record or beneficial ownership by me of 1% or less of the outstanding publicly traded capital stock of any such company or business organization shall not be deemed, in and of itself, to be in violation of this Section 1; or (ii) employ, or knowingly permit any company or business organization by which I am employed or which is directly or indirectly controlled by me to employ, any person who is employed by the Company, or is an agent, representative or consultant of the Company, or in any manner seek to solicit or induce any such person to leave his or her employment with the Company or assist in the recruitment of any such person; or (iii) directly or indirectly solicit the business of any customer of the Company (other than on behalf of the Company); [provided, that if the Company has multiple groups or divisions engaged in separate lines of business, the foregoing shall apply only to customers of any group or division in which I am employed;] nor shall I directly or indirectly induce any customer, supplier, vendor, consultant or independent contractor of the Company to terminate or negatively alter his, her or its relationship with the Company.

2. CONFIDENTIALITY. I will not at any time, whether during or after the termination of my employment, reveal to any person, association, company, entity or other organization any of the trade secrets or confidential information of the Company or of any third party to whom the Company is under an obligation of confidentiality (including but not limited to trade secrets or confidential information respecting inventions, products, research and development activities, designs, methods, know-how, techniques, processes, plans and proposals, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers) except as may be required in the ordinary course of performing my duties as an employee of the Company. Further, I shall not use any such information except as required in the performance of my duties for the Company. Without limiting the generality of the foregoing, I shall not use any such information for my personal benefit or in any manner which may injure or cause loss, whether directly or indirectly, to the Company.

     Further, I agree that, during my employment I shall not make, use or permit to be used any notes, memoranda, drawings, specification, programs, data, lab results, lab notes, formulas,

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codes or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. I further agree that I shall not, after the termination of my employment, use or permit to be used any such materials, it being agreed that all of the foregoing are and shall be confidential information or trade secrets of the Company and shall be and remain the sole and exclusive property of the Company, and immediately upon the termination of my employment I shall deliver all of the foregoing, and all copies thereof, to the Company. [The restrictions set forth in this Section 2 will not apply to information which I can establish was known to me prior to my employment with the Company or which is generally known now or in the future to the public or in the trade, unless such knowledge results from an unauthorized disclosure by me, but these exceptions will not affect the application of any other provision of this Agreement to such information in accordance with the terms of such provision.]

3. INVENTIONS AND INTELLECTUAL PROPERTY. If at any time or times during my employment I (either alone or with others) make, conceive, discover, reduce to practice or become possessed of any Intellectual Property, as hereinafter defined, such Intellectual Property shall be the sole and absolute property of the Company, as works made for hire or otherwise, and I hereby assign to the Company all of my rights in such Intellectual Property. For purposes hereof, "Intellectual Property" shall mean any invention, modification, discovery, design, development, improvement, process, formula, code, data, technique, know-how, trade secret, work of authorship or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes) that (a) relates to the field of metabolic engineering of polyhydroxyalkanoates or any other business of the Company or any of the products or services being developed, manufactured or sold by the Company or which may be useful in connection therewith, or (b) results from tasks assigned to me by the Company, or (c) results from the use of facilities owned, leased or contracted for by the Company.

     I shall promptly disclose to the Company (or any persons designated by it) all such Intellectual Property and any information relating thereto. I shall also promptly disclose to the Company, and the Company hereby agrees to receive all such disclosures in confidence, any other invention, modification, discovery, design, development, improvement, process, formula, code, data, technique, know-how, trade secret, work of authorship or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes) made, conceived, discovered, reduced to practice or possessed by me (either alone or with others) at any time or times during my employment, for the purposes of determining whether they constitute "Intellectual Property" as defined above.

     During my employment and at any time thereafter I will, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require to apply for, obtain and vest in the name of the Company alone (or as the Company otherwise directs) and to defend, enforce and maintain any patents, patent applications, copyrights, or other analogous protection with respect to the Intellectual Property in any country throughout the world.


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     If the Company is unable, after reasonable effort [within five (5) calendar days written request], to secure my signature on any such application or other document relating to any Intellectual Property, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application(s) or document(s) and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by me.

4. Prior Inventions. I represent that the inventions identified in the pages, if any, attached hereto comprise all the inventions which I have made or conceived prior to my employment by the Company, which inventions are excluded from this Agreement. I understand that it is only necessary to list the title of such inventions and the purposes thereof, but not the details of the invention itself.

IF THERE ARE ANY SUCH INVENTIONS TO BE EXCLUDED, THE UNDERSIGNED SHOULD INITIAL HERE. OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH EXCLUSIONS. _____.

The parties acknowledge that pages ___ through ____ attached hereto are the only pages attached in response to this Section 4.

5. No Conflict. Except as provided in the next paragraph of this Section 5, I represent that my performance of the terms of this Agreement, and my performance of my duties as an employee of the Company, does not and will not breach any agreement to which I am bound, including without limitation any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree that I will not enter into, any agreement, either written or oral, in conflict herewith. During my employment by the Company, I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

I have attached hereto a copy of each agreement, if any, which presently affects my compliance with the terms of this Agreement. IF THERE ARE ANY SUCH AGREEMENTS, THE UNDERSIGNED SHOULD INITIAL HERE. OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH EXCLUSIONS. _____.

The parties acknowledge that pages ___ through ____ attached hereto are the only pages attached in response to this Section 5.

6. Specific Performance. I agree that any breach of this Agreement by me will cause irreparable damage to the Company, and that in the event of such breach the Company shall have, in


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addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

7. No Employment Obligation. I understand that this Agreement does not create an obligation on the Company or any other person to continue my employment.

8. Amendments. Any amendment to or modification of this Agreement, and any waiver of any provision hereof, shall be in writing and shall be signed by the parties hereto. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

9. Severability. I hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. I hereby further agree that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against any of the parties. No claim of mine against the Company shall serve as a defense against the Company's enforcement of any provision of this Agreement.

10. Survival. Except as otherwise provided in Section 1, my obligations under this Agreement shall survive the termination of my employment, regardless of the manner of such termination, and shall be binding upon my heirs, executors, administrators and legal representatives.

11. Successors. The term "Company" shall include Metabolix, Inc., a Delaware corporation, and any of its subsidiaries, divisions, or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by such successors and assigns[provided, however, that in the event of such an assignment to a company or entity that is engaged in more than one line of business, the covenant against competition set forth in Section 1(i) above shall apply only with respect to business activities which are directly or indirectly in competition with the division or group of the successor entity which includes the Company or its assets].

12. Governing Law. This Agreement shall be deemed to be made and entered into in the Commonwealth of Massachusetts, and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of such Commonwealth without giving effect to the principles of conflict of law of such Commonwealth.

EXECUTED as of the ____ day of ____________, 200__.


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                                        Signature


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                                        Name:
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                                        Address:
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Accepted and Agreed:

METABOLIX, INC.

By:
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Title:


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